SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 16, 2007
ALLIED HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-22276	58-0360550

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Clairemont Avenue, Suite 200, Decatur, Georgia	30030

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 373-4285
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On March 16, 2007, Allied Holdings, Inc. (“Allied” or the “Company”) obtained commitments for a new $315 million debtor-in-possession credit facility (the “New DIP Facility”). The New DIP Facility, which is being arranged exclusively by an affiliate of Goldman Sachs & Co., will include a $230 million secured term loan facility, a $50 million senior letter of credit facility and a $35 million senior secured revolving credit facility. Subject to the satisfaction of certain conditions, including confirmation of the Company’s joint plan of reorganization, at the option of the Company, the New DIP Facility will convert to a senior secured credit facility upon Allied’s successful emergence from bankruptcy.
     Proceeds from the New DIP Facility will be used by Allied to repay all amounts outstanding under its current debtor-in-possession credit facility (the “Old DIP Facility”), to pay administrative expenses and to provide the Company with working capital. The revolving credit facility under the Old DIP Facility was scheduled to mature on March 30, 2007 and the term loans under the Old DIP Facility were scheduled to mature on June 30, 2007.
     Funding under the New DIP Facility is still subject to satisfaction of a number of conditions, including approval of the New DIP Facility by the U.S. Bankruptcy Court for the Northern District of Georgia and negotiation and execution of the necessary loan documents relating to the New DIP Facility. Allied filed a motion for approval of the New DIP Facility with the Bankruptcy Court on March 16, 2007 and expects to receive funding under the new DIP facility before April 13, 2007.
Forward-Looking Statements
     Statements included in this Current Report on Form 8-K that are not strictly historical are “forward-looking” statements. Such statements include, without limitations, any statements containing the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “seek,” and similar expressions. These forward- looking statements involve a number of risks and uncertainties that could cause Allied’s actual results to differ materially from those suggested by the forward-looking statements and are beyond the Company’s ability to control or predict.
     With respect to the Company’s Chapter 11 reorganization process, these risks include, but are not limited to, the following: the Company’s ability to continue as a going concern and fund its cash requirements through the effective date of a plan of reorganization; the Company’s ability to satisfy the conditions for funding under the new DIP facility; approval of the new DIP facility by the Bankruptcy Court; the ability of the Company to confirm and consummate the plan of reorganization (or an alternative plan), which depends on a number of factors, including the Bankruptcy Court’s approval of the disclosure statement related to the plan of reorganization, the Company’s ability to obtain creditor approval thereof, the Company’s ability to satisfy the conditions under the new DIP facility necessary for exit financing, and the Bankruptcy Court’s confirmation of the plan of reorganization; the ability of the Company to operate under the terms of the new DIP facility; sufficient cash availability for the Company to meet its working capital needs; the Company’s ability to negotiate a new collective bargaining agreement with its employees in the U.S. represented by the U.S. Teamsters; labor disputes involving the Company and its employees; risks associated with third parties seeking and obtaining court approval to modify or terminate the automatic stay, appoint a Chapter 11 trustee or to convert the cases to Chapter 7cases; the Company’s ability to maintain contracts that are critical to its operations; and the ability of the Company to retain key executives and employees.
     In addition the Company faces a number of risks with respect to its continuing business operations, including, but not limited to: the highly competitive nature of the automotive distribution industry; dependence on the automotive industry and ongoing initiatives of customers to reduce costs; loss or reduction of revenues generated by the Company’s major customers or the loss of any such customers; the variability of OEM production and seasonality of the automotive distribution industry; the Company’s highly leveraged financial position; the Company’s ability to obtain financing in the future; the Company’s ability to fund future capital requirements; increased costs, capital expenditure requirements and other consequences of the Company’s aging fleet of Rigs as well as Rig purchasing cycles; dependence on key personnel; and the availability of qualified drivers.
     Additional information concerning the risks and uncertainties that could cause differences between actual results and forward-looking statements is included in Allied’s Securities and Exchange Act filings, including its Form 10-Q for the quarter ended September 30, 2006. Allied cautions readers not to place undue reliance on the forward-looking statements and Allied also disclaims any obligation to update or review forward-looking statements, except as may be required by law.
     The statements set forth in this Current Report on Form 8-K are not a solicitation of votes for or against the joint plan of reorganization. The solicitation of any votes for or against the joint plan of reorganization will be made only through a disclosure statement approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.
     The information furnished in this Current Report on Form 8-K shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED HOLDINGS, INC.
Dated: March 19, 2007	By:	/s/ Thomas H. King
		Name:	Thomas H. King
		Title:	Executive Vice President and Chief Financial Officer